Exhibit 99.1

Healthcare Triangle announces the appointment of Chief Operating Officer

PLEASANTON, Calif., March 18, 2025 (GLOBENEWSWIRE) -- Healthcare Triangle, Inc (Nasdaq: HCTI) (“HCTI” or the “Company”), a leader in digital transformation solutions including managed services, cloud enablement, cybersecurity, data analytics, and AI for the healthcare and life sciences industries, today announced the appointment of Ms Sujatha Ramesh as its new Chief Operating Officer (COO).

Sujatha joins HCTI with a distinguished career of over 25 years of senior executive experience in the Technology and Financial Services industry. Sujatha specializes in strategic transformation, technology leadership, operational efficiency, and regulatory compliance. With a distinguished global career, she has successfully led multi-million-dollar initiatives, driving organizational resilience, operational excellence, and digital innovation. Recognized for bridging strategy with execution, Sujatha has spearheaded enterprise-wide transformations across the Americas, Europe, Asia, and Latin America, including Mexico

Prior to joining HCTI, Sujatha held senior leadership roles at Fortune 500 organizations. Most recently, she served as Global Head of Strategic Initiatives at Citigroup, where she held various senior leadership roles, spearheading large-scale operational transformation, governance frameworks, risk and control management, financial optimization, and technology modernization efforts.

“We are delighted to welcome Sujatha as the new COO of Healthcare Triangle, Inc,” said Dave Rosa, Chairman of the Board, Healthcare Triangle, Inc. “Sujatha’s extensive industry expertise, leadership acumen, and strategic vision make her the ideal choice to lead HCTI in its next phase of growth and success.”

Previously, Sujatha has held leadership positions at prominent organizations, including Publicis Sapient, Infinite Computer Solutions, and Capgemini (formerly iGATE Global Solutions). In these roles, she managed complex technology projects. Recognized industry thought leader and honored listee in Who’s Who in America (https://www.24-7pressrelease.com/press-release-service/515685),she has spoken at global forums and mentored future leaders as a guest speaker at academic institutions.

“HCTI is entering a pivotal phase of strategic transformation. I look forward to driving operational excellence, unlocking efficiencies, and delivering breakthrough technology solutions for our clients that positions HCTI for sustained long term success,” said Sujatha Ramesh.

Sujatha holds an MBA from NYU Leonard N. Stern School of Business and a Master of Science (MS) in Information Systems and Applications.

About Healthcare Triangle

Healthcare Triangle, Inc. based in Pleasanton, California, reinforces healthcare progress through breakthrough technology and extensive industry knowledge and expertise. We support healthcare including hospitals and health systems, payers, and pharma/life sciences organizations in their effort to improve health outcomes through better utilization of the data and information technologies that they rely on. Healthcare Triangle achieves HITRUST Certification for Cloud and Data Platform (CaDP), marketed as CloudEz™, DataEz™ and readabl.AI. HITRUST Risk-based, 2-year (r2) Certified status demonstrates to our clients the highest standards for data protection and information security. Healthcare Triangle enables the adoption of new technologies, data enlightenment, business agility, and response to immediate business needs and competitive threats. The highly regulated healthcare and life sciences industries rely on Healthcare Triangle for expertise in digital transformation encompassing the cloud, security and compliance, identity management, data lifecycle management, healthcare interoperability, and clinical and business performance optimization. For more information, visit www.healthcaretriangle.com.

Forward-Looking Statements and Safe Harbor Notice

All statements other than statements of historical facts included in this press release are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include our expectations and those statements that use forward-looking words such as “projected,” “expect,” “possibility” and “anticipate.” The achievement or success of the matters covered by such forward-looking statements involve significant risks, uncertainties and assumptions. Actual results could differ materially from current projections or implied results. Investors should read the risk factors set forth in the Company’s Annual Report on Form 10-K filed with the SEC on February 18, 2025, subsequent filings and future reports filed with the SEC. All the Company’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

The Company cautions that statements and assumptions made in this news release constitute forward-looking statements and make no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. The information set forth herein speaks only as of the date hereof. The Company and its management undertake no obligation to revise these statements following the date of this news release.

Contacts

Investors:

1-800-617-9550

ir@healthcaretriangle.com